                                  Exhibit 23.3



                         Consent of Independent Auditors


         We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts", and to the use of our report dated August 26, 1993, except for Note 14, as to which the date is October 8, 1993, with respect to the consolidated financial statements of TSI Corporation for the year ended June 27, 1993, in the Registration Statement (Form S-1) and related Prospectus of Genzyme Transgenics Corporation for the registration of 3,000,000 shares of its common stock.



                                                              ERNST & YOUNG LLP



Boston, Massachusetts
June 6, 1996